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                              Independent Auditors' Consent

To the Shareholders and Board of Directors of Smith Barney Sector Series Inc.:


We consent to the incorporation by reference of our reports dated December 11, 2002 with respect to the October 31, 2002 financial statements of the Smith Barney Biotechnology Fund and the Smith Barney Health Sciences Fund of Smith Barney Sector Series Inc. and to the reference to our firm under the heading "Synopsis" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

                                                                       KPMG LLP

New York, New York
January 27, 2003